Exhibit (a)(5)

[On Venturbay Letterhead]

June 17, 2009

The Secretary

Bombay Stock Exchange Limited

Phiroze Jeejeebhoy Towers

Dalal Street

Mumbai - 400 001

Re:	Open Offer by Venturbay Consultants Private Limited (“Acquirer”) and Tech Mahindra Limited (“PAC”) to the shareholders of Satyam Computer Services Limited (the “Offer”)

Dear Sirs,

In connection with the captioned open offer, we wish to inform you that our request for early termination of the applicable waiting period relating to the Offer has been granted under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”). Accordingly, the condition to the Offer with respect to anti-trust approval under the HSR Act has been satisfied.

Yours Sincerely,

For Venturbay Consultants Private Limited

/s/ Milind Kulkarni

Authorised Signatory

Encl.: As above

[On Tech Mahindra Letterhead]

June 17, 2009

The Secretary

Bombay Stock Exchange Limited

Phiroze Jeejeebhoy Towers

Dalal Street

Mumbai - 400 001

Re:	Open Offer by Venturbay Consultants Private Limited (“Acquirer”) and Tech Mahindra Limited (“PAC”) to the shareholders of Satyam Computer Services Limited (the “Offer”)

Dear Sirs,

In connection with the captioned open offer, we wish to inform you that our request for early termination of the applicable waiting period relating to the Offer has been granted under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”). Accordingly, the condition to the Offer with respect to anti-trust approval under the HSR Act has been satisfied.

Yours Sincerely,

For Tech Mahindra Limited

/s/ Milind Kulkarni

Authorised Signatory

Encl.: As above

[On Venturbay Letterhead]

June 17, 2009

The Secretary

The National Stock Exchange of India Limited

Exchange Plaza

Plot no. C/1, G Block

Bandra-Kurla Complex

Bandra (E)

Mumbai - 400 051

Re:	Open Offer by Venturbay Consultants Private Limited (“Acquirer”) and Tech Mahindra Limited (“PAC”) to the shareholders of Satyam Computer Services Limited (the “Offer”)

Dear Sirs,

In connection with the captioned open offer, we wish to inform you that our request for early termination of the applicable waiting period relating to the Offer has been granted under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”). Accordingly, the condition to the Offer with respect to anti-trust approval under the HSR Act has been satisfied.

Yours Sincerely,

For Venturbay Consultants Private Limited

/s/ Milind Kulkarni

Authorised Signatory

Encl.: As above

[On Tech Mahindra Letterhead]

June 17, 2009

The Secretary

The National Stock Exchange of India Limited

Exchange Plaza

Plot no. C/1, G Block

Bandra-Kurla Complex

Bandra (E)

Mumbai - 400 051

Re:	Open Offer by Venturbay Consultants Private Limited (“Acquirer”) and Tech Mahindra Limited (“PAC”) to the shareholders of Satyam Computer Services Limited (the “Offer”)

Dear Sirs,

In connection with the captioned open offer, we wish to inform you that our request for early termination of the applicable waiting period relating to the Offer has been granted under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”). Accordingly, the condition to the Offer with respect to anti-trust approval under the HSR Act has been satisfied.

Yours Sincerely,

For Tech Mahindra Limited

/s/ Milind Kulkarni

Authorised Signatory

Encl.: As above